UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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BlackRock, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BlackRock, Inc.
55 East 52nd Street
New York, New York 10055

Supplement to Notice of the Annual Meeting and Proxy Statement

Annual Meeting

This Supplement provides updated information with respect to the 2011 Annual Meeting of Stockholders (the “Meeting”) of BlackRock, Inc. (“BlackRock” or the “Company”) to be held on Wednesday, May 25, 2011, at 8:00 a.m., Eastern Time, at the New York Palace Hotel, 455 Madison Avenue, New York, New York, 10022, for the purposes set forth in the Notice of 2011 Annual Meeting of Stockholders dated April 26, 2011 (the “Notice”).

The Notice, proxy statement dated April 26, 2011 (the “Proxy Statement”) and proxy voting form were mailed on or about April 26, 2011 to all stockholders entitled to vote at the Meeting.    Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Notice, Proxy Statement and proxy voting form remain accurate and should be considered in voting your shares.

Withdrawal of Nominee for Election as Director

On May 16, 2011, Linda Gosden Robinson resigned from the Board of Directors in connection with her appointment as Senior Managing Director and Global Head of Marketing and Communications of BlackRock and has withdrawn her name from nomination for re-election at the Meeting.  As discussed further below, the revised list of nominees to be considered for election to the Board of Directors includes each of Murry S. Gerber, James Grosfeld, Sir Deryck Maughan, Thomas K. Montag and John S. Varley.  Further information on the five (5) nominees is provided below and in the Proxy Statement.

This Supplement does not modify, amend, supplement or otherwise affect any matter presented for consideration in the Proxy Statement other than the election of directors.

Voting; Revocability of Proxies

If you have already returned your proxy voting form, you do not need to submit a new form unless you wish to change your vote.  Proxy voting forms already returned by stockholders will remain valid and will be voted at the Meeting unless revoked.  Shares represented by proxy voting forms returned before the Meeting will be voted for the Directors nominated by the Board of Directors as instructed on the form, except that votes will not be cast for Linda Gosden Robinson because she has resigned from the Board of Directors and is no longer standing for re-election.

If you have not yet returned your proxy voting form, please vote as soon as possible.  Stockholders may revoke any previously delivered voting proxy at any time before it is voted at the Meeting by sending a written revocation, by submitting another proxy voting form with a later date, by attending the Meeting and voting in person or, in the case of stockholders whose shares are voted through a bank or broker, by contacting the bank or brokerage firm.

Election of Directors

Agenda Item 1 for the Meeting consists of the election of Directors, to serve for a three-year term that expires at the Annual Meeting in 2014, or, in each case, until succeeded by another qualified director who has been elected, or until his death, resignation or retirement.  Because Ms. Robinson resigned from the Board of Directors on May 16, 2011 and will no longer stand for re-election, shares represented by proxy voting forms received by the Company will be voted for the remaining five nominees as instructed on the form and will not be voted for Ms. Robinson.  The following are the Board of Directors’ nominees for election as Directors:

Name	Director Since
Murry S. Gerber	2000
James Grosfeld	1999
Sir Deryck Maughan	2006
Thomas K. Montag	2011
John S. Varley	2009

Biographical information with respect to all nominees and share ownership information with respect to all nominees is set forth in the Proxy Statement under the captions “Information Concerning Nominees and Directors” and “Ownership of BlackRock Common and Preferred Stock.”

Other Matters

None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares.  The Company knows of no matters to be submitted to the Meeting other than those presented in the Proxy Statement, as amended and supplemented by this Supplement.  If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy voting form to vote the shares they represent in accordance with their best judgment on each of such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Daniel R. Waltcher Managing Director and Deputy General Counsel	New York, New York May 17, 2011